Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

FORTEGRA FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS
•Net revenues increase 17.9% to $26.8 million
•Diluted GAAP EPS $0.17 / Non-GAAP EPS $0.20
•Adjusted EBITDA $9.1M

Jacksonville, FL - May 12, 2011 - Fortegra Financial Corporation (the "Company") (NYSE: FRF) an insurance services company providing distribution and administration services and insurance-related products, today reported results for the first quarter ended March 31, 2011.

"The year has gotten off to a strong start from a top-line perspective, driven by a combination of organic growth and strategic acquisitions. We did incur some one-time expenses in the quarter and higher costs related to operating as a public company. As a result, we instituted a company-wide expense management program to achieve better flow-through on each dollar of revenue and ensure that we are tightly controlling our costs. Overall, we are encouraged by the strengthening of our revenues, which is evidence of our efforts to continue to expand our product and service offerings as well as acquire businesses that complement and enhance our growth strategies," said Richard S. Kahlbaugh, Chairman and CEO of Fortegra.

Gross revenues increased 7.6% to $54.7 million for the first quarter of 2011 compared to $50.9 million for the first quarter of 2010. Net revenues (revenues net of losses, loss adjustment expenses, and commission expenses), increased 17.9% to $26.8 million for the first quarter of 2011 compared to $22.7 million for the first quarter of 2010. Net income was $3.6 million, or $0.17 per diluted share, for the quarter ended March 31, 2011 compared to $3.5 million, or $0.21, for the quarter ended March 31, 2010. Net income for the first quarter of 2011 included a $0.5 million loss on the early retirement of debt, as well as $0.2 million of transaction costs related to acquisitions completed in 2011. Net income for the first quarter of 2010 included $0.3 million of costs related to acquisitions completed in 2010. Excluding these items, net income for the quarter ended March 31, 2011 would have been $4.3 million, or $0.20 per diluted share, compared to $3.8 million, or $0.23 per diluted share, for the quarter ended March 31, 2010.

Adjusted EBITDA for the first quarter of 2011 increased 2.9% to $9.1 million compared to $8.8 million for the first quarter of 2010.

Net earned premium revenues decreased 0.2% to $28.4 million from $28.5 million for the comparable quarter last year, as growth in direct and assumed earned premium from new customers distributing Fortegra's credit insurance and warranty products was offset by a corresponding increase in ceded earned premiums.

Brokerage commission and fee revenues increased 16.9% to $7.9 million compared to $6.7 million for the first quarter of 2010 due to higher fee revenue from the acquisition of eReinsure, which was completed on March 3, 2011, as well as growth in contingent commissions.

Ceding commission revenues earned under coinsurance agreements increased 23.2% to $8.2 million from $6.6 million for the comparable quarter last year, driven principally by increased service and administrative fees and favorable underwriting performance.

Net investment income was $0.9 million for the first quarter of 2011, consistent with the first quarter of 2010.

Service and administrative fee revenues increased 14.3% to $9.1 million for the quarter ended March 31, 2011 from $8.0 million for the comparable quarter last year, primarily due to the contribution of revenues from the acquisition of Auto Knight, which was completed on January 1, 2011, as well as the contribution from acquisitions completed in 2010.

Segment Results
Payment Protection
Revenues for the Payment Protection segment increased 44.8% to $14.3 million in the first quarter of 2011 compared to $9.9 million for the first quarter of 2010. The increase was driven by the three car club acquisitions completed over the past year, which contributed $2.4 million in revenues during the first quarter, as well as an increase in ceding commission. Income before taxes for the Payment Protection segment increased 25.9% to $3.4 million for the first quarter of 2011 compared to $2.7 million for the first quarter of 2010.

BPO
Revenues for the BPO segment decreased 21.9% to $3.6 million for the first quarter of 2011 compared to $4.6 million for the first quarter of 2010, primarily due to lower volumes of new credit cards issued and regulatory changes that temporarily slowed production at one of the Company's customers. Income before taxes for the BPO segment decreased 57.5% to $0.6 million for the first quarter of 2011 compared to $1.5 million for the first quarter of 2010.

Brokerage
Revenues for the Brokerage segment increased 7.7% to $8.9 million for the first quarter of 2011 compared to $8.3 million in the first quarter of 2010. The increase was driven by profit commissions during the first quarter and the acquisition of eReinsure. Income before taxes for the Brokerage segment was $1.2 million for the first quarter of 2011 compared to $1.6 million for the first quarter of 2010.

Balance Sheet
Total invested assets and cash were $119.6 million as of March 31, 2011 compared to $148.0 million as of December 31, 2010. Cash and cash equivalents decreased $25.0 million to $18.4 million from $43.4 million as of December 31, 2010 to partially fund the two acquisitions completed in 2011. Unearned premiums were $200.6 million compared to $210.4 million as of December 31, 2010. Borrowings under our line of credit facility increased to $61.5 million compared to $36.7 million as of December 31, 2010 primarily due to funding of the acquisition of eReinsure and Auto Knight. Stockholder's equity increased to $126.9 million as of March 31, 2011 compared to $123.9 million as of December 31, 2010.

Outlook
Based on the Company's first quarter performance and management's operating assumptions for the remainder of the year, Fortegra is maintaining its previously provided outlook for the fiscal year ending December 31, 2011:

•	Net revenues in the range of $106 to $111 million

•	Diluted earnings per share in the range of $0.88 to $0.97 based on a weighted fully diluted share count of 21.6 million shares

•	Adjusted EBITDA in the range of $47 to $50 million

Conference Call Information
Fortegra's executive management will host a conference call to discuss its fourth quarter and full year 2010 results on Friday, May 13, 2011 at 8:30 a.m. Eastern Time.  Analysts, media and individual investors are invited to participate in the conference call by calling (877) 407-9039, or for international callers, (201) 689-8470.  A simultaneous Webcast of the conference call audio will be available online at http://investors.fortegra.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available shortly after the call until May 20, 2011, by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 370354. A replay of the call will also be available online at http://investors.fortegra.com.

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include Life of the South, Consecta, Bliss & Glennon and eReinsure.

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period. Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charges at the SEC's website at http://www.sec.gov and or from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

CONTACT:
Investor Relations:	Media Relations:
Evelyn Infurna or Kate Messmer Wendt	Brian Ruby
ICR Inc.	ICR Inc.
904-352-2759	203-682-8268
investor.relations@fortegra.com	brian.ruby@icrinc.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Revenues:
Service and administrative fees	$9,116	$7,975
Brokerage commissions and fees	7,867	6,730
Ceding commission	8,158	6,624
Net investment income	941	948
Net realized gains	95	2
Net earned premium	28,437	28,493
Other income	82	81
Total Revenues	54,696	50,853

Net losses and loss adjustment expenses	9,373	8,777
Commissions	18,517	19,349
Net Revenues	26,806	22,727

Expenses:
Personnel costs	10,992	9,081
Other operating expenses	6,944	5,136
Depreciation and amortization of intangibles	1,635	1,054
Interest expense	2,031	1,891
Total Expenses	21,602	17,162

Income before income taxes and non-controlling interest	5,204	5,565
Income Taxes	1,775	2,076
Income before non-controlling interest	3,429	3,489
Less: net income (loss) attributable to non-controlling interest	(174)	15
Net income	$3,603	$3,474

Earnings per share:
Basic	$0.18	$0.22
Diluted	$0.17	$0.21
Weighted average common shares outstanding:
Basic	20,464,592	15,742,336
Diluted	21,668,333	16,941,372

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share Amounts)

	March 31, 2011	December 31, 2010
Assets:
Investments
Fixed maturity securities available-for-sale at fair value (amortized cost of $83,205 in 2011 and $82,124 in 2010)	$86,412	$85,786
Equity securities available-for-sale at fair value (cost of $1,955 in 2011 and $1,955 in 2010)	1,951	1,935
Short-term investments	1,070	1,170
Total investments	89,433	88,891
Cash and cash equivalents	18,360	43,389
Restricted cash	11,793	15,722
Accrued investment income	992	880
Notes receivable	1,443	1,485
Other receivables	26,496	25,473
Reinsurance receivables	161,674	169,382
Deferred acquisition costs	61,883	65,142
Property and equipment, net	13,985	11,996
Goodwill	120,672	84,387
Other intangibles, net	30,894	29,283
Other assets	6,506	5,505
Total assets	$544,131	$541,535

Liabilities:
Unpaid claims	$30,534	$32,693
Unearned premiums	200,588	210,430
Accrued expenses and accounts payable	40,476	41,844
Deferred revenue	25,171	25,611
Notes payable	61,463	36,713
Preferred trust securities	35,000	35,000
Redeemable preferred stock	575	11,040
Deferred income taxes	23,416	24,317
Total liabilities	417,223	417,648

Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,515,035 and 20,256,735 shares issued in 2011 and 2010, respectively	205	203
Treasury stock (44,578 shares in 2011 and 2010, respectively)	(176)	(176)
Additional paid-in capital	95,559	95,556
Accumulated other comprehensive income, net of tax (expense) of $(658) and $(1,235), in 2011 and 2010, respectively	1,880	2,293
Retained earnings	28,911	25,308
Stockholders' equity before non-controlling interest	126,379	123,184
Non-controlling interest	529	703
Total stockholders' equity	126,908	123,887
Total liabilities and stockholders' equity	$544,131	$541,535

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

(Unaudited)	For the Three Months Ended
	March 31, 2011	March 31, 2010
Segment Net Revenue
Payment Protection
Service and administrative Fees	$4,528	$1,883
Ceding commission	8,158	6,624
Net investment income	941	948
Net realized gains (losses)	95	2
Other income	82	81
Net earned premium	28,437	28,493
Net losses and loss adjustment expenses	(9,373)	(8,777)
Commissions	(18,517)	(19,349)
Payment Protection	14,351	9,905
BPO	3,564	4,563
Brokerage
Brokerage Commissions and fees	7,867	6,728
Service and administrative Fees	1,024	1,531
Total Brokerage	8,891	8,259
Total	26,806	22,727

Operating Expenses
Payment Protection	8,498	5,094
BPO	2,619	2,774
Brokerage	6,819	6,119
Corporate	—	230
Total	17,936	14,217

EBITDA
Payment Protection	5,853	4,811
BPO	945	1,789
Brokerage	2,072	2,140
Corporate	—	(230)
Total	8,870	8,510

Depreciation and amortization
Payment Protection	953	470
BPO	240	174
Brokerage	442	410
Total	1,635	1,054

Interest
Payment Protection	1,526	1,661
BPO	63	106
Brokerage	442	124
Total	2,031	1,891

Income before income taxes and non-controlling interest
Payment Protection	3,374	2,680
BPO	642	1,509
Brokerage	1,188	1,606
Corporate	—	(230)
Total income before income taxes and non-controlling interest	5,204	5,565
Income taxes	1,775	2,076
Less: net income (loss) attributable to non-controlling interest	(174)	15
Net income	$3,603	$3,474

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

Reconciliation of Segment Net Revenue and EBITDA to Total Revenue and Net Income	For the Three Months Ended
(Unaudited)	March 31, 2011	March 31, 2010
Revenue
Payment Protection	$14,351	$9,905
BPO	3,564	4,563
Brokerage	8,891	8,259
Segment revenue	26,806	22,727
Net losses and loss adjustment expenses	9,373	8,777
Commissions	18,517	19,349
Total revenue	54,696	50,853

Operating Expenses
Payment Protection	8,498	5,094
BPO	2,619	2,774
Brokerage	6,819	6,119
Corporate	—	230
Total Operating Expenses	17,936	14,217
Net losses and loss adjustment expenses	9,373	8,777
Commissions	18,517	19,349
Total expenses before depreciation, amortization and interest	45,826	42,343

EBITDA
Payment Protection	5,853	4,811
BPO	945	1,789
Brokerage	2,072	2,140
Corporate	—	(230)
Total	8,870	8,510

Depreciation and amortization
Payment Protection	953	470
BPO	240	174
Brokerage	442	410
Total	1,635	1,054

Interest
Payment Protection	1,526	1,661
BPO	63	106
Brokerage	442	124
Total	2,031	1,891

Income before income taxes and non-controlling interest
Payment Protection	3,374	2,680
BPO	642	1,509
Brokerage	1,188	1,606
Corporate	—	(230)
Total Income before income taxes and non-controlling interest	5,204	5,565
Income taxes	1,775	2,076
Less: net income (loss) attributable to non-controlling interest	(174)	15
Net income	$3,603	$3,474

We present EBITDA and Adjusted EBITDA in this Earning Release to provide investors with a supplemental measure of our operating performance and, in the case of Adjusted EBITDA, information utilized in the calculation of the financial covenants under our revolving credit facility and in the determination of compensation. EBITDA, as used in this Earnings Release is defined as net income before interest expense, income taxes, non-controlling interest and depreciation and amortization. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA, as used in this Earnings Release, means "Consolidated Adjusted EBITDA" as that term is defined under our revolving credit facility, which is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated tax expense, in each case as defined more fully in the agreement governing our revolving credit facility. The other items excluded in this calculation include, but are not limited to, specified acquisition costs and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments that are permitted under our revolving credit facility which, if included, would increase the amount reflected in this table.

We believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in industries similar to ours. Adjusted EBITDA is also used by management to measure operating performance and by investors to measure a company's ability to service its debt and other cash needs. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States, or U.S. GAAP. Accordingly, they should not be used as an indicator of, or alternative to, net income as a measure of operating performance. Although we use EBITDA and Adjusted EBITDA as measures to assess the operating performance of our business, EBITDA and Adjusted EBITDA have significant limitations as analytical tools because they exclude certain material costs. For example, they do not include interest expense, which has been a necessary element of our costs. Since we use capital assets, depreciation expense is a necessary element of our costs and ability to generate service revenues. In addition, the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of this measure. EBITDA and Adjusted EBITDA also do not include the payment of taxes, which is also a necessary element of our operations. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

 The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods presented:

(Unaudited, all amounts in thousands)	For the Three Months Ended
	March 31, 2011	March 31, 2010
Net income	$3,603	$3,474
Depreciation and amortization of intangibles	1,635	1,054
Interest expense	2,031	1,891
Income taxes	1,775	2,076
Net income (loss) attributable to non-controlling interest	(174)	15
EBITDA	8,870	8,510
Transaction costs (a)	181	288
Adjusted EBITDA	$9,051	$8,798

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)	For the Three Months Ended
	March 31, 2011	March 31, 2010
Net income	$3,603	$3,474
Retirement of debt	546	—
Transaction costs associated with acquisitions	181	288
Net income - Non-GAAP basis	$4,330	$3,762

Earnings per share - basic	$0.18	$0.22
Retirement of debt and transaction costs	0.04	0.02
Non-GAAP Earnings per common share - basic	$0.22	$0.24

Earnings per share - diluted	$0.17	$0.21
Retirement of debt and transaction costs	0.03	0.02
Non-GAAP Earnings per common share - diluted	$0.20	$0.23

Weighted average common shares outstanding:
Basic	20,464,592	15,742,336
Diluted	21,668,333	16,941,372